Calculation of Filing Fee Table

424B5

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(Form Type)

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SFL CORPORATION LTD.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	Rule 457 (r) Rule 457 (c)			$100,000,000	0.0000927	$9,270

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due

(1) The securities registered herein are offered pursuant to an automatic shelf registration statement on Form F-3 (Registration No. 333-237971) filed by SFL Corporation Ltd., effective May 1, 2020.

(2) Calculated in accordance with Rule 457(r) and made in accordance with Rule 456(b) under the Securities Act of 1933, as amended.